Exhibit 99.1

Sovos Brands Reports Second Quarter 2023 Financial Results

Excellent Results Reflect Sustained Sector-Leading, Volume-Led Top Line Growth

Entered Into a Definitive Agreement to be Acquired by Campbell Soup Company

Louisville, Colo., August 9, 2023 (GLOBE NEWSWIRE) – Sovos Brands, Inc. (“Sovos Brands” or the “Company”) (Nasdaq: SOVO), one of the fastest-growing food companies of scale in the United States, today reported financial results for its second quarter ended July 1, 2023.

Second Quarter Highlights:

•	Net sales of $217.6 million increased 10.2% year-over-year

•	Organic net sales growth of 16.3% was driven by 8.9% volume and 7.4% pricing growth[1]

•	Rao’s net sales of $154.9 million increased 29.3% year-over-year

o	Rao’s sauce dollar consumption grew 31.5% year-over-year driven by a 180-basis point increase in household penetration to 13.8% and 27.4% distribution growth[2]

o	Rao’s franchise continued to expand its presence outside of sauce, with combined dollar consumption for the frozen, soup, and pasta categories up 38.0% year-over-year[2]

•	Gross margin increased 460-basis points to 32.5%; Adjusted gross margin[3] increased 450-basis points to 32.5%

•	Net income was $5.4 million or $0.05 per diluted share; adjusted net income[3] was $17.4 million or $0.17 per diluted share

•	Adjusted EBITDA[3] of $35.2 million grew 36.9% year-over-year

•	Marketing and R&D increased a combined 35.6% year-over-year, supporting our growth as we seek to capitalize on the whitespace ahead for our brands

“We are pleased to report another quarter of sector-leading, volume-led 16% organic net sales growth and 37% adjusted EBITDA growth,” commented Todd Lachman, President and Chief Executive Officer. “Rao’s broad-based momentum drove our growth in the quarter, benefiting most notably from 31% consumption growth in sauce that was driven by continued household penetration gains and distribution growth.”

Campbell Soup Company (“Campbell”) Merger Announcement

In a separate press release issued earlier today, Sovos Brands announced a definitive agreement to be acquired by Campbell Soup Company for $23 per share, representing a total enterprise value of approximately $2.7 billion.

“I am pleased to announce that Sovos Brands will be joining the Campbell family, a leading packaged food business aligned with our vision of bringing consumers delicious food for joyful living,” commented Mr. Lachman. “When we started Sovos Brands, our ambition was to create a one-of-a-kind, high-growth food company – I am incredibly proud of what we have built, and the value created for all stakeholders. I want to thank the incredibly talented and passionate team at Sovos Brands, which has been instrumental in building one of the fastest growing food companies of scale in the industry today.”

Summary of Reported (GAAP) and Adjusted3 Results

	13 Weeks Ended				26 Weeks Ended
	July 1, 2023	June 25, 2022	Change		July 1, 2023	June 25, 2022	Change
Net sales ($ millions)	$217.6	$197.4	10.2%		$470.4	$407.4	15.5%
Net income (loss) ($ millions)	$5.4	$(30.3)	117.8%		$13.2	$(26.2)	150.5%
Net income (loss) margin (%)	2.4%	(15.3)%	1770	bps	2.8%	(6.4)%	920	bps
Adjusted net income[3]	$17.4	$12.7	37.3%		$35.6	$26.5	34.3%
Diluted EPS	$0.05	$(0.30)	116.7%		$0.13	$(0.26)	150.0%
Adjusted diluted EPS[3]	$0.17	$0.13	30.8%		$0.35	$0.26	34.6%
Adjusted EBITDA[3]($ millions)	$35.2	$25.7	36.9%		$71.1	$53.3	33.4%
Adjusted EBITDA margin[3](%)	16.2%	13.0%	320	bps	15.1%	13.1%	200	bps

Summary of Reported and Organic1 Net Sales Growth – Second Quarter and Year-to-Date 2023

	13 Weeks Ended July 1, 2023
	Reported Net Sales	M&A		Organic Net Sales	Organic Net Sales Growth Key Drivers
	% Change	Contribution		% Change[1]	Volume	Price
Rao’s	29.3%		%	29.3%
noosa	0.9%		%	0.9%
Michael Angelo’s	(23.4)%		%	(23.4)%
Total Net Sales	10.2%	6.1%		16.3%	8.9%	7.4%

	26 Weeks Ended July 1, 2023
	Reported Net Sales	M&A		Organic Net Sales	Organic Net Sales Growth Key Drivers
	% Change	Contribution		% Change[1]	Volume	Price
Rao’s	33.8%		%	33.8%
noosa	4.3%		%	4.3%
Michael Angelo’s	(14.4)%		%	(14.4)%
Total Net Sales	15.5%	6.2%		21.7%	12.5%	9.2%

Second Quarter 2023 Results

Net sales of $217.6 million increased 10.2% year-over-year. Organic net sales growth1 of 16.3% was driven by 8.9% volume and 7.4% price. Results reflect another robust performance from the Rao’s brand, which grew 29.3% year-over-year. Rao’s net sales growth was primarily attributable to strong consumption growth, most notably from Rao’s sauce which benefitted from household penetration gains and accelerated distribution and velocity growth rates as compared to the prior quarter.

Gross profit of $70.7 million increased 28.5% versus the prior year period. Gross margin was 32.5% versus 27.9% in the prior year period. Adjusted gross profit3 of $70.7 million increased 28.0% versus the prior year period supported by volume growth, pricing, and productivity. Adjusted gross margin3 was 32.5%, reflecting a 450-basis point increase versus the prior year period, benefiting from pricing and productivity, as well as favorable mix driven by sauce growth.

Total operating expenses of $53.6 million decreased 39.5% versus the prior year period, as the second quarter of 2022 included the non-cash impairment of goodwill related to the Birch Benders acquisition. Adjusted operating expenses3 of $38.5 million increased by $6.0 million, or 18.3%, versus the prior year period, reflecting 35.6% year-over-year growth of combined marketing and R&D investments.

Net interest expense was $8.7 million compared to $5.7 million in the prior year period due to higher interest rates.

Net income was $5.4 million, 2.4% of net sales, or $0.05 per diluted share. This compared to a net loss of $(30.3) million, or $(0.30) per diluted share in the prior year period. Adjusted net income3 was $17.4 million, or $0.17 per diluted share, as compared to adjusted net income of $12.7 million or $0.13 per diluted share in the prior year period.

Adjusted EBITDA3 of $35.2 million increased 36.9% versus the prior year period, benefitting from 28.0% growth for adjusted gross profit and modest G&A leverage while reinvesting meaningfully into marketing and R&D. Adjusted EBITDA margin3 was 16.2%, up 320-basis points versus the prior year period.

Balance Sheet and Cash Flow Highlights

As of July 1, 2023, cash and cash equivalents were $169.6 million and total debt was $482.9 million, resulting in a net debt to last twelve months adjusted EBITDA3 ratio of 2.3x.

Cash from operating activities was $34.6 million in the 26-week period ended July 1, 2023, an $18.3 million increase as compared to the prior year period. Higher cash flow was driven by improved profitability. Year-to-date capital expenditures were $3.6 million.

Fiscal 2023 Outlook

Due to the pending acquisition, Sovos Brands will not be providing further updates to forward-looking guidance for 2023.

Footnotes:

(1) Organic net sales and organic net sales growth are defined as reported net sales or reported net sales growth excluding, when they occur, the impact of a 53rd week of shipments, acquisitions and divestitures. For discussions of fiscal 2023 results, organic net sales growth excludes the impact of the Birch Benders divestiture and the 53rd week in the prior year.

(2) Source: Market performance refers to dollar sales and unit growth rates as reported by Circana MULO in the 13-week period ended July 2, 2023. Household penetration refers to data reported by Circana All Outlet for the 52-week period ended July 2, 2023 compared to the 52-week period ended July 3, 2022.

(3) Adjusted gross profit, adjusted gross margin, adjusted operating expense, adjusted operating income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted EPS are non-GAAP measures. For additional information, including a reconciliation of adjusted results to the most directly comparable measures presented in accordance with GAAP, see the Non-GAAP Financial Information and Reconciliation of Non-GAAP Financial Measures sections of this release.

Earnings Conference Call Details

Due to the pending acquisition, Sovos Brands will not be holding its earnings call previously scheduled for August 9, 2023. Press release materials are available publicly on the Investor Relations section of the Company’s website at ir.sovosbrands.com.

About Sovos Brands, Inc.

Sovos Brands, Inc. is a consumer-packaged food company focused on acquiring and building disruptive growth brands that bring today’s consumers great tasting food that fits the way they live. The Company’s product offerings include a variety of pasta sauces, dry pasta, soups, frozen entrées, frozen pizza and yogurts, all of which are sold in North America under the brand names Rao’s, Michael Angelo’s and noosa. All Sovos Brands’ products are built with authenticity at their core, providing consumers with one-of-a-kind food experiences that are genuine, delicious, and unforgettable. The Company is headquartered in Louisville, Colorado. For more information on Sovos Brands and its products, please visit www.sovosbrands.com.

Contacts

Investors:

Joshua Levine
IR@sovosbrands.com

Media:

Lauren Armstrong

media@sovosbrands.com

Non-GAAP Financial Information

In addition to the Company’s results which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release are useful in evaluating its operating performance: EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, adjusted gross profit, adjusted gross margin, adjusted operating expenses, adjusted operating income, adjusted income tax (expense), adjusted effective tax rate, adjusted net income, and diluted earnings per share from adjusted net income. We define EBITDA as net income (loss) before net interest expense, income tax (expense) benefit, depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for non-cash equity-based compensation costs, non-recurring costs, gain (loss) on foreign currency contracts, supply chain optimization costs, impairment of goodwill, transaction and integration costs and IPO readiness costs. EBITDA margin is determined by calculating the percentage EBITDA is of net sales. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of net sales. Adjusted gross margin is determined by calculating the percentage adjusted gross profit is of net sales. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted income tax (expense) and adjusted effective tax rate, and adjusted net income consist of gross profit, total operating expenses, operating income (loss), reported income tax (expense) benefit, reported effective tax rate and net income (loss) before non-cash equity-based compensation costs, non-recurring costs, gain (loss) on foreign currency contracts, supply chain optimization costs, impairment of goodwill, transaction and integration costs, IPO readiness costs, acquisition amortization and tax-related adjustments that we do not consider in our evaluation of our ongoing operating performance from period to period as discussed further below. Diluted earnings per share from adjusted net income is determined by dividing adjusted net income by the weighted average diluted shares outstanding. Non-GAAP financial measures are included in this release because most are key metrics used by management to assess our operating performance. Management believes that non-GAAP financial measures are helpful in highlighting performance trends because non-GAAP financial measures eliminate non-recurring and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. Our presentation of non-GAAP financial measures should not be construed to imply that our future results will be unaffected by these items. By providing these non-GAAP financial measures, management believes we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives.

EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, adjusted gross profit, adjusted gross margin, adjusted operating expenses, adjusted operating income, adjusted income tax (expense), adjusted effective tax rate, adjusted net income and diluted earnings per share from adjusted net income are not defined under GAAP. Our use of the terms EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, adjusted gross profit, adjusted gross margin, adjusted operating expenses, adjusted operating income, adjusted income tax (expense), adjusted effective tax rate, adjusted net income and diluted earnings per share from adjusted net income may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with GAAP. Our presentation of non-GAAP financial measures is intended to provide supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), earnings (loss) per share, net sales or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding Sovos Brands’ market opportunity, anticipated growth, and future financial performance, including management’s outlook for the fiscal year ending December 30, 2023 and longer-term. Certain statements in this press release regarding the proposed transaction with Campbell, including any statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future opportunities, future financial performance and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Sovos Brands’ current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Sovos Brands’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

With respect to the proposed transaction with Campbell, these risks and uncertainties also include, but are not limited to: failure to obtain the required vote of the Company’s stockholders; the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; and risk that the transaction and its announcement could have an adverse effect on the Company’s ability to retain customers and retain and hire key personnel. Other important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following: our dependence on third-party distributors and third-party co-packers, including one co-packer for the substantial majority of our Rao’s Homemade sauce products; adverse consequences of the actions of the major retailers, wholesalers, distributors and mass merchants on which we rely, including if they give higher priority to other brands or products, take steps to maintain or improve their margins by, among other things, raising the on-shelf prices of our products or imposing surcharges on us, or if they perform poorly or declare bankruptcy; inflation, including our vulnerability to decreases in the supply of and increases in the price of raw materials, packaging, fuel, labor, manufacturing, distribution and other costs, and our inability to offset increasing costs through cost savings initiatives or pricing; supply disruptions, including increased costs and potential adverse impacts on distribution and consumption; our inability to expand household penetration and successfully market our products; competition in the packaged food industry and our product categories; consolidation within the retail environment may allow our customers to demand lower pricing, increased promotional programs and increased deductions and allowances, among other items; our inability to successfully introduce new products or failure of recently launched products to meet expectations or remain on-shelf; our inability to accurately forecast pricing elasticities and the resulting impact on volume growth and/or distribution gains; failure by us or third-party co-packers or suppliers of raw materials to comply with labeling, food safety, environmental or other laws or regulations, or new laws or regulations; our vulnerability to the impact of severe weather conditions, natural disasters and other natural events such as herd, flock and crop diseases on our manufacturing facilities, co-packers or raw material suppliers; our inability to effectively manage our growth; fluctuations in currency exchange rates could adversely affect our results of operations and cash flows; geopolitical tensions, including relating to Ukraine; our inability to maintain our workforce; our inability to identify, consummate or integrate new acquisitions or realize the projected benefits of acquisitions; erosion of the reputation of one or more of our brands; our inability to protect ourselves from cyberattacks; failure to protect, or litigation involving, our tradenames or trademarks and other rights; our ability to effectively manage interest rate risk, including through the use of hedges and other strategies or financial products; the effects of climate change and adherence to environmental, social and governance demands; a change in assumptions used to value our goodwill or our intangible assets, or the impairment of our goodwill or intangible assets; our level of indebtedness under our Amended First Lien Credit Agreement, which as of July 1, 2023 was $480.8 million, and our duty to comply with covenants under our Amended First Lien Credit Agreement; the COVID-19 pandemic and associated effects; and the interests of our majority stockholder may differ from those of public stockholders.

These risks and uncertainties are more fully described in Sovos Brands’ filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and other filings and reports that Sovos Brands may file from time to time with the SEC. Moreover, Sovos Brands operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Sovos Brands assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Sovos Brands may make. In light of these risks, uncertainties and assumptions, Sovos Brands cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent managements’ beliefs and assumptions only as of the date of this press release. Sovos Brands disclaims any obligation to update forward-looking statements except as required by law.

Additional Information and Where to Find It

This press release does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This press release relates to a proposed acquisition of the Company by Campbell. In connection with this transaction, the Company will file relevant materials with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (when available) will be mailed to stockholders of the Company. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://sovosbrands.com or by contacting the Company by email at IR@sovosbrands.com or by mail at 168 Centennial Parkway, Suite 200, Louisville, CO 80027.

Participants in the Solicitation

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March  8, 2023, its Proxy Statement for its 2023 Annual Meeting of Stockholders , which was filed with the SEC on April 27, 2023, its Quarterly Report on Form 10-Q for the quarter ended April 1, 2023, which was filed with the SEC on May 10, 2023, and in other documents filed with the SEC by the Company and its officers and directors.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials in connection with the transaction to be filed with the SEC when they become available.

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except for share and per share data)

(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	July 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Net sales	$217,635	$197,433	$470,426	$407,366
Cost of sales	146,928	142,410	328,907	298,435
Gross profit	70,707	55,023	141,519	108,931
Operating expenses:
Selling, general and administrative	47,633	39,449	91,047	73,364
Depreciation and amortization	6,004	7,200	11,984	14,403
Impairment of goodwill	—	42,052	—	42,052
Total operating expenses	53,637	88,701	103,031	129,819
Operating income (loss)	17,070	(33,678)	38,488	(20,888)
Interest expense, net	8,678	5,713	17,379	11,735
Income (loss) before income taxes	8,392	(39,391)	21,109	(32,623)
Income tax (expense) benefit	(3,003)	9,106	(7,874)	6,395
Net income (loss)	$5,389	$(30,285)	$13,235	$(26,228)
Earnings (loss) per share:
Basic	$0.05	$(0.30)	$0.13	$(0.26)
Diluted	$0.05	$(0.30)	$0.13	$(0.26)
Weighted average shares outstanding:
Basic	101,265,446	100,897,815	101,225,835	100,895,181
Diluted	103,271,838	100,897,815	102,389,768	100,895,181

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	July 1, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$169,625	$138,654
Accounts receivable, net	67,891	87,695
Inventories, net	107,553	92,602
Prepaid expenses and other current assets	8,708	11,974
Total current assets	353,777	330,925
Property and equipment, net	62,024	64,317
Operating lease right-of-use assets	12,107	13,332
Goodwill	395,399	395,399
Intangible assets, net	340,335	351,547
Other long-term assets	2,392	3,279
TOTAL ASSETS	$1,166,034	$1,158,799

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$47,155	$49,264
Accrued expenses	55,467	69,571
Current portion of long-term debt	80	99
Current portion of long-term operating lease liabilities	3,205	3,308
Total current liabilities	105,907	122,242
Long-term debt, net of debt issuance costs	482,824	482,344
Deferred income taxes	62,502	63,644
Long-term operating lease liabilities	12,545	14,063
Other long-term liabilities	550	483
TOTAL LIABILITIES	664,328	682,776

STOCKHOLDERS’ EQUITY:
Preferred Stock	—	—
Common Stock	101	101
Additional paid-in-capital	589,591	577,664
Accumulated deficit	(90,056)	(103,291)
Accumulated other comprehensive income	2,070	1,549
TOTAL STOCKHOLDERS’ EQUITY	501,706	476,023
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,166,034	$1,158,799

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	26 Weeks Ended
	July 1, 2023	June 25, 2022
Operating activities
Net income (loss)	$13,235	$(26,228)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,033	19,380
Equity-based compensation expense	11,927	8,634
Loss on foreign currency contracts	198	497
Non-cash interest expense	390	—
Deferred income taxes	(1,309)	(10,701)
Amortization of debt issuance costs	633	633
Non-cash operating lease expense	1,225	1,216
Provision for excess and obsolete inventory	1,885	224
Impairment of goodwill	—	42,052
Other	—	(6)
Changes in operating assets and liabilities:
Accounts receivable, net	19,804	(3,171)
Inventories, net	(16,835)	(25,234)
Prepaid expenses and other current assets	(1,272)	2,077
Other long-term assets	(55)	(30)
Accounts payable	(2,067)	12,405
Accrued expenses	(8,656)	(3,864)
Other long-term liabilities	68	20
Operating lease liabilities	(1,621)	(1,630)
Net cash provided by operating activities	34,583	16,274
Investing activities
Purchases of property and equipment	(3,571)	(9,730)
Net cash (used in) investing activities	(3,571)	(9,730)
Financing activities
Repayments of capital lease obligations	(41)	(47)
Net cash (used in) financing activities	(41)	(47)
Net increase in cash and cash equivalents	30,971	6,497
Cash and cash equivalents at beginning of period	138,654	66,154
Cash and cash equivalents at end of period	$169,625	$72,651

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	13 Weeks Ended				26 Weeks Ended
(In thousands)	July 1, 2023	% of Net sales	June 25, 2022	% of Net sales	July 1, 2023	% of Net sales	June 25, 2022	% of Net sales
Net income (loss) (1)	$5,389	2.4%	$(30,285)	(15.3)%	$13,235	2.8%	$(26,228)	(6.4)%
Interest expense, net	8,678	4.0	5,713	2.9	17,379	3.7	11,735	2.9
Income tax (expense) benefit	(3,003)	(1.4)	9,106	4.6	(7,874)	(1.7)	6,395	1.6
Depreciation and amortization	8,564	3.9	9,825	5.0	17,033	3.6	19,380	4.8
EBITDA(1)	25,634	11.7	(23,853)	(12.1)	55,521	11.8	(1,508)	(0.4)
Non-cash equity-based compensation(2)	6,419	3.0	4,547	2.3	11,927	2.6	8,634	2.1
Non-recurring costs(3)	1,807	0.9	2,023	1.0	2,034	0.4	2,400	0.6
Loss on foreign currency contracts(4)	331	0.2	497	0.3	198	0.0	497	0.1
Supply chain optimization(5)	—	0.0	202	0.1	128	0.0	794	0.2
Impairment of goodwill(6)	—	0.0	42,052	21.3	—	0.0	42,052	10.3
Transaction and integration costs(7)	975	0.4	59	0.0	1,313	0.3	59	0.0
Initial public offering readiness(8)	—	0.0	164	0.1	—	0.0	384	0.1
Adjusted EBITDA(1)	$35,166	16.2%	$25,691	13.0%	$71,121	15.1%	$53,312	13.1%

(1)	Net income (loss) as a percentage of net sales is also referred to as net income margin. EBITDA and Adjusted EBITDA as a percentage of net sales are also referred to as EBITDA margin and Adjusted EBITDA margin.

(2)	Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, non-employee directors and employees.

(3)	Consists of costs for professional fees related to organizational optimization and capital markets activities.

(4)	Consists of unrealized loss on foreign currency contracts.

(5)	Consists of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.

(6)	Consists of expenses for impairment of goodwill.

(7)	Consists of costs associated with the divestiture of the Birch Benders brand and certain related assets, and costs associated with potential transactions, including the pending Merger.

(8)	Consists of costs associated with building the organizational infrastructure to support a public company environment.

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	13 Weeks Ended
(In thousands, except share and per share data)	July 1, 2023
	Gross profit		Operating expenses	Operating income	Interest expense, net	Income tax (expense)	Net income
As reported (GAAP)	$70,707		$53,637	$17,070	$8,678	$(3,003)	$5,389
Adjustments:
Non-cash equity-based compensation(1)	—		(6,419)	6,419	—	—	6,419
Non-recurring costs(2)	—		(1,807)	1,807	—	—	1,807
Loss on foreign currency contracts(3)	—		(331)	331	—	—	331
Supply chain optimization(4)	—		—	—	—	—	—
Transaction and integration costs(6)	—		(975)	975	—	—	975
Acquisition amortization(8)	—		(5,606)	5,606	—	—	5,606
Tax effect of adjustments(9)	—		—	—	—	(2,957)	(2,957)
One-time tax (expense) items(10)	—		—	—	—	(134)	(134)
As adjusted	$70,707		$38,499	$32,208	$8,678	$(6,094)	$17,436

As adjusted (% of net sales)	32.5	%(11)	17.7%	14.8%	4.0%	(2.8)%	8.0%

Earnings per share:
Diluted							0.05
Adjusted Diluted							0.17
Weighted average shares outstanding:
Diluted for net income							103,271,838
Diluted for adjusted net income							103,271,838

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	13 Weeks Ended
(In thousands, except share and per share data)	June 25, 2022
	Gross profit		Operating expenses	Operating income (loss)	Interest expense, net	Income tax (expense) benefit	Net income (loss)
As reported (GAAP)	$55,023		$88,701	$(33,678)	$5,713	$9,106	$(30,285)
Adjustments:
Non-cash equity-based compensation(1)	—		(4,547)	4,547	—	—	4,547
Non-recurring costs(2)	—		(2,023)	2,023	—	—	2,023
Loss on foreign currency contracts(3)	—		(497)	497	—	—	497
Supply chain optimization(4)	202		—	202	—	—	202
Impairment of goodwill(5)	—		(42,052)	42,052	—	—	42,052
Transaction and integration costs(6)	—		(59)	59	—	—	59
Initial public offering readiness(7)	—		(164)	164	—	—	164
Acquisition amortization(8)	—		(6,810)	6,810	—	—	6,810
Tax effect of adjustments(9)	—		—	—	—	(3,091)	(3,091)
One-time tax (expense) items(10)	—		—	—	—	(10,276)	(10,276)
As adjusted	$55,225		$32,549	$22,676	$5,713	$(4,261)	$12,702

As adjusted (% of net sales)	28.0	%(11)	16.5%	11.5%	2.9%	(2.2)%	6.4%

Earnings (loss) per share:
Diluted							(0.30)
Adjusted Diluted							0.13
Weighted average shares outstanding:
Diluted for net income							100,897,815
Diluted for adjusted net income							101,321,056

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	26 Weeks Ended
(In thousands, except share and per share data)	July 1, 2023
	Gross profit		Operating expenses	Operating income	Interest expense, net	Income tax (expense)	Net income
As reported (GAAP)	$141,519		$103,031	$38,488	$17,379	$(7,874)	$13,235
Adjustments:
Non-cash equity-based compensation(1)	—		(11,927)	11,927	—	—	11,927
Non-recurring costs(2)	—		(2,034)	2,034	—	—	2,034
Loss on foreign currency contracts(3)	—		(198)	198	—	—	198
Supply chain optimization(4)	128		—	128	—	—	128
Transaction and integration costs(6)	150		(1,163)	1,313	—	—	1,313
Acquisition amortization(8)	—		(11,212)	11,212	—	—	11,212
Tax effect of adjustments(9)	—		—	—	—	(4,334)	(4,334)
One-time tax (expense) benefit items(10)	—		—	—	—	(155)	(155)
As adjusted	$141,797		$76,497	$65,300	$17,379	$(12,363)	$35,558

As adjusted (% of net sales)	30.1	%(11)	16.3%	13.9%	3.7%	(2.6)%	7.6%

Earnings per share:
Diluted							0.13
Adjusted Diluted							0.35
Weighted average shares outstanding:
Diluted for net loss							102,389,768
Diluted for adjusted net income							102,389,768

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	26 Weeks Ended
(In thousands, except share and per share data)	June 25, 2022
	Gross profit		Operating expenses	Operating income (loss)	Interest expense, net	Income tax (expense) benefit	Net income (loss)
As reported (GAAP)	$108,931		$129,819	$(20,888)	$11,735	$6,395	$(26,228)
Adjustments:
Non-cash equity-based compensation(1)	—		(8,634)	8,634	—	—	8,634
Non-recurring costs(2)	—		(2,400)	2,400	—	—	2,400
Loss on foreign currency contracts(3)	—		(497)	497	—	—	497
Supply chain optimization(4)	794		—	794	—	—	794
Impairment of goodwill(5)	—		(42,052)	42,052	—	—	42,052
Transaction and integration costs(6)	—		(59)	59	—	—	59
Initial public offering readiness(7)	—		(384)	384	—	—	384
Acquisition amortization(8)	—		(13,619)	13,619	—	—	13,619
Tax effect of adjustments(9)	—		—	—	—	(5,451)	(5,451)
One-time tax (expense) benefit items(10)	—		—	—	—	(10,276)	(10,276)
As adjusted	$109,725		$62,174	$47,551	$11,735	$(9,332)	$26,484

As adjusted (% of net sales)	26.9	%(11)	15.3%	11.7%	2.9%	(2.3)%	6.5%

Earnings (loss) per share:
Diluted							(0.26)
Adjusted Diluted							0.26
Weighted average shares outstanding:
Diluted for net income							100,895,181
Diluted for adjusted net income							101,053,289

(1)	Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, non-employee directors and employees.

(2)	Consists of costs for professional fees related to organizational optimization and capital markets activities.

(3)	Consists of unrealized loss on foreign currency contracts.

(4)	Consists of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.

(5)	Consists of expenses for impairment of goodwill.

(6)	Consists of costs associated with the divestiture of the Birch Benders brand and certain related assets and costs associated with potential transactions, including the pending Merger.

(7)	Consists of costs associated with building the organizational infrastructure to support a public company environment.

(8)	Amortization costs associated with acquired trade names and customer lists.

(9)	Tax effect was calculated using the Company's adjusted annual effective tax rate.

(10)	Represents the removal of the tax effect of impairment of goodwill, removal for remeasurement of deferred taxes related to intangibles for changes in deferred rate, the removal of the tax effect of non-deductible transaction costs and the removal of the excess tax benefits related to equity-based compensation vesting.

(11)	Adjusted gross margin as a percentage of net sales is also referred to as adjusted gross margin.

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	13 Weeks Ended		26 Weeks Ended
(In thousands)	July 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Reported income tax (expense) benefit	$(3,003)	$9,106	$(7,874)	$6,395
Non-cash equity-based compensation(1)	—	(703)	—	(703)
Non-recurring costs(2)	(542)	(440)	(597)	(440)
Loss on foreign currency contracts(3)	—	(121)	—	(121)
Supply chain optimization(4)	—	(195)	(31)	(195)
Impairment of goodwill(5)	—	(10,276)	—	(10,276)
Transaction and integration costs(6)	(310)	401	(310)	(15)
Initial public offering readiness(7)	—	(99)	—	(447)
Acquisition amortization(8)	(2,239)	(1,934)	(3,551)	(3,530)
Adjusted income tax (expense)	$(6,094)	$(4,261)	$(12,363)	$(9,332)

Reported effective tax rate	35.8%	23.1%	37.3%	19.6%
Non-cash equity-based compensation(1)	—	0.1	—	0.3
Non-recurring costs(2)	(1.7)	0.1	(1.5)	0.2
Loss on foreign currency contracts(3)	—	—	—	0.1
Supply chain optimization(4)	—	—	(0.1)	0.1
Impairment of goodwill(5)	—	1.5	—	4.2
Transaction and integration costs(6)	(1.0)	(0.1)	(0.8)	—
Initial public offering readiness(7)	—	—	—	0.2
Acquisition amortization(8)	(7.2)	0.3	(9.1)	1.4
Adjusted effective tax rate	25.9%	25.0%	25.8%	26.1%

(1)	Tax effect adjustment of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, non-employee directors and employees.

(2)	Tax effect adjustment of professional fees related to organizational optimization and costs for capital markets activities.

(3)	Tax effect adjustments of unrealized loss on foreign currency contracts.

(4)	Tax effect adjustments of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.

(5)	Tax effect adjustment of impairment of goodwill.

(6)	Tax effect adjustment of costs associated with the divestiture of the Birch Benders brand and certain related assets and costs associated with potential transactions, including the pending Merger.

(7)	Tax effect adjustment of costs associated with building the organizational infrastructure to support a public company environment.

(8)	Tax effect adjustment of amortization costs associated with acquired trade names and customer lists.